Exhibit 10.2

ASSET PURCHASE AGREEMENT

By and among

COPA di VINO WINE GROUP, INC.,

SPLASH BEVERAGE GROUP, INC.,

a Nevada Corporation,

SPLASH BEVERAGE GROUP, INC.,

a Colorado Corporation,

and

COPA di VINO CORPORATION

dated as of

December 24, 2020

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of December 24, 2020, is entered into by and among Copa di Vino Corporation, an Oregon corporation (“Seller”), Copa di Vino Wine Group, Inc., a Nevada corporation (“Buyer”), Splash Beverage Group, Inc., a Nevada corporation (“Splash Nevada”), and Splash Beverage Group, Inc., a Colorado corporation (“Parent”). Buyer, Splash Nevada and Parent are hereafter referred to as the “Buyer Parties.”

RECITALS

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the rights of Seller to the Purchased Assets (as defined herein), subject to the terms and conditions set forth herein;

WHEREAS, the Buyer is a wholly-owned subsidiary of Splash Nevada and Splash Nevada and Parent have agreed to make payment for the Purchased Assets on behalf of the Buyer;

WHEREAS, Splash Nevada is a wholly-owned subsidiary of Parent, the common stock of which is quoted on the OTCQB market;

WHEREAS, in connection with Buyer’s purchase of the Purchased Assets, the Parent has agreed to make certain representations in connection with the issuance of certain equity consideration issuable hereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and Sale

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in the assets set forth on Section 1.01 of the disclosure schedules (“Disclosure Schedules”) attached hereto (the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance"). The transactions contemplated by this Agreement are hereafter referred to as the “Transaction.”

Section 1.02 Assumption of Liabilities. Subject to the terms and conditions set forth herein, Buyer, Splash Nevada and Parent shall jointly and severally assume and agree to timely pay, perform and discharge certain trade payables and accrued expenses as set forth on Section 1.02 of the Disclosure Schedules, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by Seller on or prior to the Closing (collectively, the "Assumed Liabilities"). In any event, except as otherwise provided on Section 1.02 of the Disclosure Schedules, not later than six months following Closing, the Buyer Parties shall pay, perform and discharge each Assumed Liability or obtain a written release discharging Seller from all obligations related to such Assumed Liability. Other than the Assumed Liabilities, each of Buyer, Splash Nevada and Parent shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created (collectively, the “Excluded Liabilities”).

Section 1.03 Purchase Price. Subject to the conditions in this Section 1.03, the aggregate purchase price (the “Purchase Price”) for the Purchased Assets shall be $5,980,000, payable in the combination of cash, debt and equity in the Parent as described herein. The Purchase Price shall consist of the following (i) $2,000,000.00 of cash (the “Purchase Cash”); (ii) $2,000,000 convertible promissory note to Seller payable jointly and severally by Buyer, Splash Nevada, and Parent with a 2% APR, substantially in the form of Exhibit 1.03 (the “Purchase Promissory Note”), and (iii) the Parent Shares as set forth below.

No later than sixty (60) days after one of the Revenue Hurdles has been reached and the Introductions have been completed (or the obligation to make the Introductions has terminated), the Parent shall issue to Seller one of the following amounts of Parent Shares, depending on which Revenue Hurdle the Buyer actually realizes: (a) if the monthly combined net revenue as determined under generally accepted accounting principles generated by the Buyer and its subsidiaries for each of two consecutive months during the twelve (12) month period following the Closing of this Transaction equates to or exceeds $455,194.00 (the “First Revenue Hurdle”), then Parent shall issue the number of its shares of common stock (the “Parent Shares”) equal to $1,980,000 divided by the Average Trading Price; or (b) if the First Revenue Hurdle was not achieved, but the monthly combined net revenue generated by the Buyer and its subsidiaries for each of two consecutive months during the eighteen (18) month period following the Closing of this Transaction equates to or exceeds $455,194.00 (the “Second Revenue Hurdle”), then Parent shall issue the number of Parent Shares equal to $1,000,000 divided by the Average Trading Price. The “Average Trading Price” means the volume weighted average price (“VWAP”) for thirty (30) consecutive trading days of the Common Stock as quoted on a stock exchange or over-the-counter market and reported by Bloomberg LLP, immediately before the date of issuance of such Parent Shares. Except as otherwise provided below, the Parent shall have no obligation to issue any Parent Shares to the Seller unless the Buyer has satisfied one of the Revenue Hurdles and James Martin, the President of the Seller has introduced Splash Nevada to all of Seller’s Anheuser Busch distributors and has advocated for and used his best efforts to cause all of such Anheuser Busch distributors to distribute and sell the Tapout Performance Drink product line (such efforts are hereafter referred to as the “Introductions”). If Splash Nevada or Buyer waives the requirement of James Martin’s Introductions in writing, Seller’s obligations under the Introductions will be deemed fulfilled. Splash Nevada or Buyer shall timely pay the reasonable costs and expenses associated with making the Introductions and shall provide all other support reasonably needed to make the Introductions. If Splash Nevada and Buyer fail to pay such costs and expenses or provide such support, James Martin’s obligation to make the Introductions shall terminate and the Parent shall be obligated to issue the Parent Shares if Buyer has satisfied one of the Revenue Hurdles notwithstanding the fact that part or all of the Introductions have not been made.

The Purchase Cash, Purchase Promissory Note, and Parent Shares collectively constitute the Purchase Price. The Buyer Parties shall pay or cause the payment of the Purchase Cash to Seller at the Closing (as defined herein), by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.03 of the Disclosure Schedules and Parent, Splash Nevada and Buyer shall deliver the Purchase Promissory Note to the Seller at Closing.

Section 1.04 Piggy-Back Registration Rights. If at any time while the principal amount on the Purchase Promissory Note is outstanding, Parent determines to prepare and file with the securities and exchange commission (the “SEC”) a registration statement (the “Registration Statement”) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, including a shelf registration statement, other than a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to Seller a written notice of such determination and, if within thirty days after the date of such notice, Seller shall so request in writing, Parent shall include in such Registration Statement all or any part of such Registrable Securities Seller requests to be registered, unless the underwriters named on the Registration Statement object to the inclusion of the Registrable Securities in such Registration Statement or the inclusion of the Registrable Securities significantly prolongs the period of time required to clear the Registration Statement with the SEC or triggers multiple rounds of SEC comments before clearing the Registration Statement with the SEC.

The term “Registrable Securities” means (i) all shares of Common Stock underlying the Purchase Promissory Note, including, without limitation, any shares of Common Stock issued or issuable in respect of conversions under the Purchase Promissory Note, and (ii) any securities issued or issuable in connection with any stock split or similar event with respect to the foregoing.

The term “Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 1.04, including (in each case) the prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Section 1.05 Training. Upon Closing of this Transaction, for value received under Section 1.03, Seller or Seller’s designee shall train Buyer and its staff on site regarding the operations of the winery business at no additional cost to the Buyer until (i) Buyer is granted approval of a winery license and/or a 90-day operating permit by the Oregon Liquor Control Commission (“OLCC”) and (ii) Buyer receives a winery license or its equivalent from each of all other State, Federal, and City regulatory agencies where Buyer intends to do business (the “Training Period”).

During this Training Period, Seller shall at Buyer’s expense maintain all of its liquor licenses and permits in good standing, including renewal of all of its liquor licenses, in order to facilitate a seamless transition of the business operation to the Buyer. In addition, during the Training Period, Seller shall remain on site to conduct alcohol sales on behalf and for the benefit of Buyer.

The Buyer has agreed to, no later than forty-five (45) days from the Closing Date, apply to the OLCC for the appropriate licenses to conduct its business and Seller has agreed to cooperate with Buyer in all matters concerning such license applications. However, both the Buyer and Seller acknowledge and understand that Seller’s cooperation and training efforts set forth herein does not constitute Seller’s guaranty and/or promise that Buyer will ultimately be granted a liquor license.

ARTICLE II
Closing

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on December 24, 2020 or on such later date as mutually agreed upon by the parties hereto (the "Closing Date") at the offices of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 37th Floor, New York, New York 10036. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 5:01 p.m. on the Closing Date.

Section 2.02 Closing Deliverables.

(a)       At the Closing, Seller shall deliver to Buyer the following:

(i)       a bill of sale in form and substance satisfactory to Buyer (the "Bill of Sale") and duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii)       an assignment and assumption agreement in form and substance satisfactory to Buyer (the "Assignment and Assumption Agreement") and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii)       an assignment and assumption agreement in form and substance satisfactory to Buyer (the “Drinx Assignment and Assumption Agreement”) and duly executed by Drinx Tec Inc. (“Drinx”), an Oregon corporation, Seller and Buyer, effecting the transfer and assignment of the distribution agreement related to the right to distribute the Pulpoloco branded products in the United States from Drinx to Seller and subsequently from Seller to Buyer;

(iv)       assignments in form and substance satisfactory to Buyer (the "Intellectual Property Assignments") and duly executed by Seller, transferring all of Seller's right, title and interest in and to the trademark registrations and applications, patents and patent applications, copyright registrations and applications, domain name registrations, trade secret and other proprietary information included in the Purchased IP (as defined in Section 3.10) to Buyer;

(v)       a sublease in form and substance satisfactory to Seller and Buyer subleasing to Buyer the real property used by Seller in the operation of its business (the “Sublease”) duly executed by Seller;

(vi)       copies of all consents, approvals, waivers and authorizations referred to in Section 3.02 of the Disclosure Schedules, including the consent or resolutions of the Seller’s shareholders owning the majority voting power (the “Majority Shareholders”) and the consent or resolutions of the Seller’s board of directors approving this Transaction;

(vii)       a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors of Seller and its Majority Shareholders, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder;

(viii)       retention agreements in form and substance satisfactory to Buyer (the “Employee Retention Agreements”) duly executed by each of the named employees (the “Retained Employees”) set forth in Section 2.02 of the Disclosure Schedules;

(ix)       such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement; and

(b)       At the Closing, Buyer shall deliver to Seller the following:

(i)       the Purchase Cash by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer;

(ii)       the Purchase Promissory Note duly executed by Buyer, Splash Nevada and Parent to Seller;

(iii)       the Sublease duly executed by Parent, Splash Nevada, and Buyer;

(iv)       The Employee Retention Agreements, each duly executed by Buyer or Splash Nevada;

(v)       the Assignment and Assumption Agreement duly executed by Buyer, Splash Nevada and Parent;

(vi)       a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder; and

(vii)       such other customary instruments of assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.

For purposes of this Agreement, the term “Transaction Documents” shall mean, collectively, this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, Drinx Assignment and Assumption Agreement, the Intellectual Property Assignments, the Purchase Promissory Note, the Sublease, and the other agreements, instruments and documents required to be delivered at the Closing. Any breach by Seller of any Transaction Document shall constitute a breach by Seller of all the Transaction Documents. Any breach by a Buyer Party of the terms of any Transaction Document shall constitute a breach by each of the Buyer Parties of all the Transaction Documents.

Section 2.03 Accounting Treatment Regarding Closing Date. For accounting purposes only, the Closing Date of this Transaction shall be deemed to be December 1, 2020.

ARTICLE III
Representations and warranties of seller

Seller represents and warrants to each of Buyer Parties except as set forth in the Disclosure Schedules attached hereto, which exceptions shall be deemed to be part of the representations and warranties made hereunder that the statements contained in this ARTICLE III are true and correct as of the date of the Closing of the Transactions. For purposes of this ARTICLE III

"Seller's knowledge," "knowledge of Seller" and any similar phrases shall mean the actual knowledge of any officer of Seller, after due inquiry.

“Material Adverse Effect” shall mean any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of the Business, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any matter of which Buyer is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP); (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Oregon and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets makes such licensing or qualification necessary, except where the failure to be so licensed, qualified, or in good standing would not have a Material Adverse Effect. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect; or (d) result in the creation or imposition of any Encumbrance that will not be paid in full on or prior to the Closing on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Financial Statements. Copies of financial statements consisting of the balance sheet of the Seller in each of the years December 31, 2019 and 2018 and the related statements of income and retained earnings and stockholders' equity for the years then ended (the "Prior Financial Statements"), and unaudited financial statements consisting of the balance sheet of the Seller as of November 30, 2020 and the related statements of income and retained earnings, stockholders' equity and cash flow for the eleven-month period then ended (the "Interim Financial Statements" and together with the Prior Financial Statements, the "Financial Statements") have been made available to Buyer. The Financial Statements have been prepared in accordance with accounting principles that the Seller believes are reasonable for a company of its size and financial condition. Seller represents that the Financial Statements fairly present in all material respects the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The balance sheets as of December 31, 2019 and 2018 are individually referred to herein as a "Prior Balance Sheet" and the date thereof as the "Prior Balance Sheet Date" and the balance sheet as of November 30, 2020 is referred to herein as the "Interim Balance Sheet" and the date thereof as the "Interim Balance Sheet Date". Seller represents that it will cooperate with the Buyer Parties and the selected auditing firm to prepare the reviewed financial statements for the nine-month period ended September 30, 2020 (the “Reviewed Nine-Month Financial Statements”) and understands that the Parent needs to include the Reviewed Nine-Month Financial Statements in its current report to be filed with the United States Securities and Exchange Commission (the “SEC”).

Section 3.04 Absence of Certain Changes, Events and Conditions. Except as expressly contemplated by this Agreement, from the Interim Balance Sheet Date until the date of this Agreement, Seller has operated the Business in the ordinary course of business in all material respects and there has not been, with respect to the Business, and other than in the ordinary course of business any:

(a)       event, occurrence or development that has had a Material Adverse Effect;

(b)       incurrence of any indebtedness for borrowed money in connection with the Business in an aggregate amount exceeding $25,000, except unsecured current obligations and liabilities incurred in the ordinary course of business;

(c)       sale or other disposition of any of the Purchased Assets shown or reflected in the Interim Balance Sheet;

(d)       cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Purchased Assets, except in the ordinary course of business;

(e)       imposition of any Encumbrance upon any of the Purchased Assets;

(f)       increase in the compensation of any employees, other than as provided for in any written agreements or in the ordinary course of business;

(g)       adoption, termination, amendment or modification of any employee benefit plan;

(h)       adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law; or

(i)       any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.05 Material Contracts.

(a)       Section 3.05 (a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected or (y) to which Seller is a party or by which it is bound in connection with the Purchased Assets (collectively, the "Material Contracts"):

(i)       all contracts requiring performance by any party more than one year from the date hereof, which, in each case, cannot be cancelled without penalty or without more than 180 days’ notice;

(ii)       all contracts that relate to the sale of any of the Purchased Assets;

(iii)        all contracts that relate to the acquisition of any business, a material amount of stock or assets of any other person or any real property (whether by merger, sale of stock, sale of assets or otherwise), in each case involving amounts in excess of $25,000;

(iv)       all contracts relating to indebtedness (including, without limitation, guarantees), in each case having an outstanding principal amount in excess of $25,000;

(v)       all contracts between or among the Seller on the one hand and any affiliate of Seller on the other hand; and

(vi)       all collective bargaining agreements or contracts with any labor organization, union or association.

(b)       Seller is not in breach of, or default under, any Material Contract, except for such breaches or defaults that would not have a Material Adverse Effect.

Section 3.06 Assigned Contracts. Section 3.06 of the Disclosure Schedules lists each contract included in the Purchased Assets that is being assigned to and assumed by Buyer (the "Assigned Contracts"). Each Assigned Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor any other party thereto is in material breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder, unless each terminated agreement has less than $25,000 in value or all of the terminated agreements have less than an aggregate of $50,000 in value. Complete and correct copies of each Assigned Contract have been made available to Buyer. There are no disputes pending or, to Seller’s Knowledge, threatened under any Assigned Contract. Buyer acknowledges that certain Contracts can’t be assigned without the approval or consent of the other party or parties to such Material Contracts (the “Nontransferable Contracts”). Seller and Buyer agree to cooperate with and use their best efforts to get the approval necessary to assign each Nontransferrable Contract, and upon obtaining such approval, Seller will assign such Contract to Buyer. Seller will, to the extent legally allowed, facilitate at Buyer’s expense Buyer’s ability to take those actions that Seller would be entitled to take and derive the benefit therefrom, pursuant to the terms of any Nontransferable Contract until the earlier of that the Nontransferable Contract has been legally assigned to Buyer or such Nontransferable Contract ceases being effective and enforceable.

Section 3.07 Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances.

Section 3.08 Condition of Assets. The Purchased Assets are in good condition and are adequate for the uses to which they are being put, and none of such Purchased Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.09 Inventory. Except as provided on Section 3.09 of the Disclosure Schedules, all Inventory included in the Purchased Assets consist of a quality and quantity usable and salable in the ordinary course of business.

Section 3.10 Intellectual Property.

(a)       "Intellectual Property" means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications, software and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) other intellectual property and related proprietary rights, exclusive and non-exclusive licensing rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys' fees for past, present and future infringement and any other rights relating to any of the foregoing).

(b)       To Seller’s Knowledge, Section 3.10 (b) of the Disclosure Schedules lists all the Intellectual Property included in the Purchased Assets ("Purchased IP"). Seller owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances, except where the lack of such rights would not cause a Material Adverse Effect on the use of the Purchased IP. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. With respect to the registered Intellectual Property listed on Section 3.10 (b) of the Disclosure Schedules, (i) all such Intellectual Property is valid, subsisting and in full force and effect; and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller's ownership thereof. For all such registered Intellectual Property, Section 3.10 (b) of the Disclosure Schedules lists (A) the jurisdiction where the application or registration is located; (B) the application or registration number; and (C) the application or registration date.

(c)       To Seller’s Knowledge, Seller's prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. To Seller’s Knowledge, no person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.11 Permits. Section 3.11 of the Disclosure Schedules lists all of Seller’s permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities (the "Governmental Permits"). The Governmental Permits are valid and in full force and effect and all fees and charges with respect to such Governmental Permits as of the date hereof have been paid in full, except for such failure of timely payments that would not have a Material Adverse Effect on the operations of the Purchased Assets. With respect to the winery licenses and permits, the Seller represents that it currently holds a valid winery license, a TTB winery permit, and other State licenses in those states listed in Section 3.11 of the Disclosure Schedule. In addition, to Seller’s Knowledge, since the date its OLCC Winery license was last reissued, Seller has made no alterations to the premises of its operations that would impair the validity of its OLCC Winery license and Seller is materially compliant with all the United States Federal and State rules and regulations regarding all of its winery licenses and permits. To Seller’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Governmental Permit. Buyer acknowledges that most, if not all, of its Governmental Permits cannot be assigned or transferred without the approval or consent of applicable governmental authorities (the “Nontransferable Permits”). Seller will, to the extent legally allowed, facilitate at Buyer’s expense Buyer’s ability to take actions that Seller would be entitled to take and derive the benefit therefrom, pursuant to the terms of any Nontransferable Permit until the earlier of the date the Nontransferable Permit has been legally transferred to Buyer or Buyer has obtained its own permit for such activity.

Section 3.12 Compliance With Laws. Seller has complied, and is now complying, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets, except where the failure to be in compliance would not have a Material Adverse Effect.

Section 3.13 Legal Proceedings. Except as described in Section 3.13 of the Disclosure Schedules, there is no claim, action, suit, proceeding or governmental investigation ("Action") of any nature pending or, to Seller's knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets or the Assumed Liabilities, which if determined adversely to Seller would result in a Material Adverse Effect; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.14 Employment Matters.

(a)       Seller is not a party to, bound by, any collective bargaining or other agreement with a labor organization representing any of its employees. There has not been, nor, to Seller's Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Seller or any of its employees.

(b)       Seller is in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to its employees, except to the extent non-compliance would not result in a Material Adverse Effect.

(c)       As of the date hereof, each of the Retained Employees is still employed by Seller and has maintained a good standing and relationship with Seller.

Section 3.15 Taxes.

(a)       Except as would not have a Material Adverse Effect, Seller has filed (taking into account any valid extensions) all material tax returns required to be filed by Seller and has paid all taxes shown thereon as owing. To Seller’s Knowledge, Seller is not currently the beneficiary of any extension of time within which to file any material tax return other than extensions of time to file tax returns obtained in the ordinary course of business.

(b)       Seller is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of Seller.

Section 3.17 Investment Representations.

(a)       Seller is acquiring the Purchase Promissory Note and Parent Shares for its own account and not with a view to the distribution thereof in contravention of the Securities Act.

(b)       In proceeding with the transactions contemplated hereby, Seller is not relying upon any representation or warranty of Buyer, Splash Nevada, or Parent, or any of its officers, directors, employees, agents or representatives thereof, except the representations and warranties set forth herein and the statements contained in Parent’s filings with the SEC. Seller is satisfied that it has received adequate information with respect to all matters which it considers material to its decision to make this investment.

(c)       Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring Purchase Promissory Note and Parent Shares and understand the risks of, and other considerations relating to, its acquisition of the Purchase Promissory Note and Parent Shares.

(d)        Seller understands the substance of and acknowledges the legend that will be placed on the Purchase Promissory Note and any Parent Shares, in substantially the following form:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Section 3.18 Full Disclosure. To Seller’s Knowledge, no representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 3.19 Regulatory Issues. Seller represents that as of the date of Closing it has received no notice that it is the subject of any ongoing regulatory action or proceeding by any federal, state or local governmental agency or self-regulatory organization, including but not limited to the SEC and the Financial Industry Regulatory Authority (the “FINRA”). To Seller’s actual present knowledge, none of its shareholders are the subject of any such ongoing regulatory action or proceeding.

ARTICLE IV
Representations and warranties of buyer, SPLASH NEVADA and parent

Buyer, Splash Nevada and Parent herein represent and warrant severally to Seller that the statements contained in this ARTICLE IV are true and correct as of the date of Closing. For purposes of this ARTICLE IV, "Buyer's knowledge," "knowledge of Buyer" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Sufficiency of Funds. Parent has sufficient cash on hand or other sources of immediately available funds to enable it to make a payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.04 Solvency. Immediately after giving effect to the transactions contemplated hereby, Parent shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer, Parent or Seller. In connection with the transactions contemplated hereby, Parent has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

Section 4.05 SEC Filings. The Parent has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC (the "SEC Documents"), except where such failure to file would not have a Material Adverse Effect on the Parent Shares or the Purchase Promissory Note. True, correct, and complete copies of all SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC ("EDGAR"). As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the "Sarbanes-Oxley Act"), and the rules and regulations of the SEC thereunder applicable to such SEC Documents. None of the SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Buyer and of the Parent, none of the SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents. None of the Parent’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

Section 4.06 OTC Markets Compliance. Parent is in compliance with all of the applicable corporate governance rules of the OTC Markets, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the trading of Parent’s Common Stock.

Section 4.07 Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.08 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V
Covenants

Section 5.01 Public Announcements. Subject to applicable federal or state law, Buyer, Splash Nevada or Parent shall make all the decisions regarding any and all public announcements regarding this Agreement or the transactions contemplated hereby at its sole discretion.

Section 5.02 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 5.03 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid equally by the Seller and Buyer. The party which has the primary responsibility under applicable law for the payment of any particular transfer taxes, shall prepare the relevant tax return and notify the other party in writing of the transfer taxes shown on such tax return. Such other party shall pay the party that paid the transfer tax an amount equal to fifty percent (50%) of such transfer taxes by check or wire transfer of immediately available funds no later than the date that is the later of (i) five (5) business days after the date of such notice or (ii) two (2) business days prior to due date for such transfer taxes. The Seller and Buyer shall cooperate in the preparation, execution and filing of all transfer tax returns and shall cooperate in seeking to secure any available exemptions from such transfer taxes. Buyer may, in its sole discretion, withhold the first monthly payment under the Purchase Promissory Note to ensure the enforcement of this Section 5.03 and, if so withheld, Buyer shall release such monthly payment to Seller when all of the transfer taxes related to this Transaction are duly paid and equally shared by Seller and Buyer.

Section 5.04 Non-contestation. Following the Closing, Seller, its stockholders, directors, officers and affiliates shall not contest or bring an action against any of the Buyer Parties or their affiliates with respect to the use of any of Seller’s tradenames or any other types of intellectual properties by Buyer Parties and their affiliates, at law or in equity.

Section 5.05 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VI
Indemnification

Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is one (1) year from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 6.02 Indemnification By Seller. Subject to the other terms and conditions of this Article VI, Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, and officers from and against any and all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys' fees and disbursements (collectively, “Losses”), incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of:

(a)       any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b)       any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder;

(c)       any liabilities (including the Excluded Liabilities but excluding the Assumed Liabilities) imposed by a third party, including any federal, state and local governmental or semi-governmental agencies, against any of the Buyer Parties because the Transaction is deemed an acquisition of all or substantially all of Seller’s assets and any or all of the Buyer Parties is or are deemed the successor(s) of Seller under the applicable laws. Such liabilities described in this Section 6.02(c) shall include, without limitation, any and all of unpaid tax liabilities of Seller;

(d)       any current and future, potential and existing liabilities and obligations arising from any disputes among any of the Seller’s shareholders and Seller; or

(e)       any costs and expenses incurred by any Buyer Party associated with cooperating with any federal, state or local governmental agencies regarding investigations or actions involving any current or former shareholders of Seller or Seller.

Section 6.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall indemnify Seller against, and shall hold harmless Seller, its directors and officers from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of:

(a)       any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement;

(b)       any Purchased Assets;

(c)       any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or

(d)       any Assumed Liability.

Section 6.04 Certain Limitations. The party making a claim under this ARTICLE VI is referred to as the "Indemnified Party", and the party against whom such claims are asserted under this ARTICLE VI is referred to as the "Indemnifying Party". The indemnification provided for in Section 6.02 and Section 6.03 (a) and (b) shall be subject to the following limitations:

(a)       No Loss arising out of a party’s breach of a representation or warranty contained in this Agreement for which an Indemnifying Party would otherwise be liable pursuant to Section 6.02 or Section 6.03(a) (a) and (b), as the case may be, shall give rise to an indemnification obligation under this Agreement unless such Loss, after reduction by any insurance proceeds and any third party indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such Loss, equals or exceeds the sum of $25,000. The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 6.02 or Section 6.03(a) (a) and (b), as the case may be, shall not exceed the sum of $750,000.

(b)       Payments by an Indemnifying Party pursuant to Section 6.02 or Section 6.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any third party indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(c)       In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, speculative, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(d)       Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

Section 6.05 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly provide written notice of such claim to the other party (the "Indemnifying Party") and the Indemnifying Party shall make payments, within ten (10) business days from receiving the notice, to the Indemnified Party as provided in this Article VI, unless there is a dispute as to the liabilities or amounts of the indemnity. In the event that the Indemnified Party and Indemnifying Party do not agree on the liabilities or amounts of the indemnity under Section 6.02 or 6.03, such controversy or dispute shall be settled by arbitration administered by the American Arbitration Association with one arbitrator (the “Arbitrator”) jointly selected by the Indemnified Party and Indemnifying Party. Both the Indemnified Party and Indemnifying Party have agreed to conduct such arbitration proceedings in Fort Lauderdale, Florida if they need to appear in person, or via virtual video conferences if provided. The judgment on the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

In the event a dispute related to a claim by the Buyer Parties is not resolved within ninety (90) days following the Buyer Parties’ delivery of notice of the claim, the Buyer Parties shall have the right following the end of such 90-day period to thereafter withhold payment otherwise due under the Purchase Promissory Note in an amount up to, but not exceeding, the Buyer Parties’ reasonable estimate of the amount of the claim that is in dispute. Upon the final determination of Seller’s indemnification obligation for such claim pursuant to this Section 6.05, the Buyer Parties shall have the right to set off the amount of such finally determined claim against the outstanding amount of the Purchase Promissory Note.

In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.06 Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.07 Exclusive Remedies. Subject to Section 9.16, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VI. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VI. Nothing in this Section 6.07 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 9.16 or to seek any remedy on account of any intentional fraud by any party hereto.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)       No governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b)       Seller shall have received all consents, authorizations, orders and approvals required from the governmental authorities (other than those necessary to transfer the nontransferable Governmental Permits) and Buyer shall have received all consents, authorizations, orders and approvals required from the governmental authorities (other than those necessary to transfer the nontransferable Governmental Permits) that are necessary to consummate the transactions contemplated by this Agreement, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

Section 7.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer's waiver, at or prior to the Closing, of each of the following conditions:

(a)       The representations and warranties of Seller contained in ARTICLE III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect.

(b)       Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)       Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 2.02.

(d)       Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02 (a) and Section 7.02 (b) have been satisfied (the "Seller Closing Certificate").

(e)       Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller and resolutions adopted by the Majority Shareholders of Seller, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(f)       Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

Section 7.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller's waiver, at or prior to the Closing, of each of the following conditions:

(a)       The representations and warranties of Buyer contained in ARTICLE IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on Buyer's ability to consummate the transactions contemplated hereby.

(b)       Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)       Buyer shall have delivered to Seller the Purchase Price and the duly executed Purchase Promissory Note, duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 2.02.

(d)       Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03 (a) and Section 7.03 (b) have been satisfied (the "Buyer Closing Certificate").

(e)       Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(f)       Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

ARTICLE VIII
Termination

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a)       by the mutual written consent of Seller and Buyer;

(b)       by Buyer by written notice to Seller if:

(i)       Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Seller by December 24, 2020 (the "Drop Dead Date"); or

(ii)       any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)       by Seller by written notice to Buyer if:

(i)       Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date; or

(ii)       any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)       by Buyer or Seller in the event that:

(i)       there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii)       any governmental authority shall have issued a governmental order restraining or enjoining the transactions contemplated by this Agreement, and such governmental order shall have become final and non-appealable.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)       as set forth in this ARTICLE VIII and ARTICLE IX hereof; and

(b)       that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof or actual fraud.

ARTICLE IX
Miscellaneous

Section 9.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller:	Copa di Vino Corporation 4010 Emerson Loop Rd. The Dalles, OR 97058 E-mail: *** Attention: James Martin

with a copy to:	Harris Berne Christensen LLP 15350 SW Sequoia Parkway, Suite 250 Portland, OR 97224 E-mail: *** Attention: Milt Christensen

If to Buyer, Splash Nevada and Parent:	1314 E Las Olas BLVD, Suite 221 Fort Lauderdale, FL 33301 E-mail: *** Attention: Robert Nistico

with a copy to:	Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, New York 10036 E-mail: *** Attention: Darrin M. Ocasio

Section 9.03 Construction. The headings and captions used in this Agreement are provided for convenience only and will not affect the meaning or interpretation of any provision of this Agreement. All references in this Agreement to “Section” or “Sections” without additional identification refer to the Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Whenever the words “include” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”

Section 9.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 9.05 Exhibits and Schedules. The exhibits and schedules referenced in this Agreement are part of this Agreement as if fully set forth in this Agreement.

Section 9.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder or the exhibits or Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.08 No Third-party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09 Time of Essence. Time is of the essence with respect to all dates and time periods set forth or referred to in this Agreement.

Section 9.10 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 9.11 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

Section 9.13 Submission to Jurisdiction. Any action or proceeding seeking to enforce any provision of this Agreement or based on any right arising out of this Agreement must be brought against any of the parties in a Broward County Court of the State of Florida or, subject to applicable jurisdictional requirements, in the United States District Court for the Southern District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to such venue.

Section 9.14 Attorney Fees. With respect to any dispute relating to this Agreement, or in the event that a suit, action, arbitration, or other proceeding of any nature whatsoever is instituted to interpret or enforce the provisions of this Agreement, including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law or any action, suit, arbitration, or other proceeding seeking a declaration of rights or rescission, the prevailing party will be entitled to recover from the losing party its reasonable attorney fees, paralegal fees, expert fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the judge or arbitrator at trial, arbitration, or other proceeding, or on any appeal or review, in addition to all other amounts provided by law.

Section 9.15 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.16 Specific Performance. The parties agree that irreparable damages would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Copa di Vino Corporation

By /s/ James Martin Name: James Martin Title: CEO
Copa di Vino Wine Group, Inc.

By /s/ Robert Nistico Name: Robert Nistico Title: CEO

Splash Beverage Group, Inc., a Nevada corporation

By /s/ Robert Nistico Name: Robert Nistico Title: CEO
Splash Beverage Group, Inc., a Colorado corporation

By /s/ Robert Nistico Name: Robert Nistico Title: CEO

Signature Page to Asset Purchase Agreement

DISCLOSURE SCHEDULE

to the

ASSET PURCHASE AGREEMENT

by and among

COPA di VINO WINE GROUP, INC.

a Nevada Corporation,

SPLASH BEVERAGE GROUP, INC.

a Nevada Corporation,

SPLASH BEVERAGE GROUP, INC.

a Colorado Corporation,

and

COPA di VINO CORPORATION

an Oregon Corporation

DATED AS OF December 23rd, 2020

Disclosure Schedule

This disclosure schedule (the “Schedule”) has been prepared in connection with the Asset Purchase Agreement dated as of December 23rd, 2020 (the “Agreement”), among Copa di Vino Corporation, an Oregon corporation (“Seller”), Copa di Vino Wine Group, Inc., a Nevada corporation (“Buyer”), Splash Beverage Group, Inc., a Nevada corporation (“Splash Nevada”), and Splash Beverage Group, Inc., a Colorado corporation (“Parent”). Capitalized terms used in the Schedule and not otherwise defined in the Schedule shall have the meanings assigned to such terms in the Agreement.

The inclusion of any item in any section of the Schedule shall not be deemed to constitute an admission or indication or otherwise imply that any item so included is material for purposes of the Agreement. The inclusion of, or reference to, any item in any section of the Schedule that is an exception to any representation and warranty does not constitute an admission or indication that such item meets any or all of the criteria set forth in the Agreement for inclusion in such section of the Schedule. No disclosure in the Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Any item that is disclosed on a Schedule to Article 2 of the Agreement with sufficient specificity that it is apparent on its face that such disclosure is also applicable to one or more Schedules to other sections of Article 2 of the Agreement shall also be deemed disclosed for purposes of such other parts of such Schedule to which such disclosure is applicable.

Matters reflected in the Schedule are not necessarily limited to matters required by the Agreement to be reflected in the Schedule. Any such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. In no event shall the listing of any such matters in the Schedule be deemed or interpreted to expand the scope of any representations and warranties contained in the Purchase Agreement. The section headings contained herein are for reference purposes only and do not broaden or otherwise affect any of the provisions of the Agreement.

All attachments to the Schedule are hereby incorporated by reference into the Schedule section in which they are directly referenced.

The Schedule was prepared by the Seller and is being delivered solely pursuant to the Seller’s obligations under the Agreement. No other party shall be entitled to rely on the Schedule or its contents.

1

Schedule 1.01

Purchased Assets

All of Seller’s right, title and interest in, to and under the following assets, properties and rights of Seller, to the extent that such assets, properties and rights exist as of the Closing Date:

(a) all accounts or notes receivable of the Seller listed on Exhibit 1.01(a);

(b) all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories of the Seller other than those items listed on attached Exhibit 1.01(b) (“Inventory”);

(c) the Assigned Contracts listed on Schedule 3.06;

(d) the Purchased IP listed on attached Schedule 3.10;

(e) the furniture, fixtures, equipment, supplies and other tangible personal property of Seller listed on attached Exhibit 1.01(e) (the “Tangible Personal Property”);

(f) all prepaid expenses, credits, advance payments, security, deposits, charges, sums and fees other than those listed on attached Exhibit 1.01(f);

(g) all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;

(h) originals, or where not available, copies, of all books and records, including books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any governmental authority), sales material and records, strategic plans, internal financial statements and marketing and promotional surveys, material and research, that relate to the Purchased Assets; and

(i) all goodwill associated with any of the assets described in the foregoing clauses.

Excluded Assets: The following assets are not included in the Purchased Assets and are not being sold or transferred to Buyer:

-Sunshine Mill building and brand

-Oregon Mountain Vineyards brand

-The assets that are a part of or used in the operation of the tasting room business

-Quenett brand

2

Exhibit 1.01(a)

ACCOUNTS RECEIVABLE 12/23/20

Customers	TOTAL
American Premium Beverage	6,281.25
Brown Distributing Company VA	8,970.00
Burkhardt Sales & Service	10,131.00
City Beverages	16,200.00
Craft Beer Guild Distributing-SD	4,950.00
Gold Coast Eagle	5,850.00
Great Lakes Wine & Spirits	5,400.00
Hensley Beverage	5,250.00
Long Beverage, Inc.	5,025.00
Nevada Beverage	5,986.50
North Florida Sales	587.30
Pennsylvania Liquor Control Board	58,832.30
Pepin Dist	11,700.00
Point Blank Distributing	460.00
Sunshine Mill Tasting Room	1,184.96
The House of LaRose	2,734.20
Virginia Eagle Distributing	17,043.00
WEB	140.38
Wyoming Liquor Division	69.96

3

Exhibit 1.01(b) Inventory

Item	Item Description	On Hand
POP-201	Horizontal Suction Cup Rack	6,290.00
CapCopaCo.	Gold Copa Co. Plastic Cap	1,942,346.00
Cap Black	Black Plastic Cap	2,217,601.00
Blank Drop 19	Blank Drop 19	211,578.00
POP-116	Wire Countertop (C3)	703.00
POP-102 WMC	Winemaker’s Cut Cardboard Tasting Cellar Shipper, holds 48 (187ml) glasses and 24 (750ml) bottle...	460.00
Foil	Foil lids	688,878.00
CIP-802	Standup Paddleboard “Coastal Cruiser”	10.00
SWG-321	Copa Cooler	131.00
SWG-310	Copa Ice Bucket	4,972.00
POP-202	Large Glorifier	118.00
EVK-202	11ft. bow flag kit. (pole, stake & bag)	74.00
ip-WZ	In Process - White Zinfandel	2,020.94
Copa12-ME	12 - 187ml Merlot	708.00
Copa12-CS	12 - 187ml Cabernet Sauvignon	636.00
BAR-404	Portable Tasting Table	21.00
ip-MO	In Process - Moscato	1,332.45
ip-CS	In Process - Cabernet Sauvignon	1,009.25
Chardonnay	Chardonnay Cardboard Boxes	15,045.00
WMC1-750RB	1 - 750ml Bottle of Wine Makers Cut Red Blend	1,784.00
FoilDom	Foil lids, Domestic	617,367.00
WMC1-750WB	1 - 750ml Bottle of Wine Makers Cut White Blend	1,756.00
FinishedCupPinotNoir	Printed Drop 19 Glass - Pinot Noir	14,149.00
Cabernet	Cabernet Boxes	11,354.00

Item	Item Description	On Hand
CIP-801	Inflatable Kayak	21.00
Pinot Grigio	Pinot Grigio Cardboard Boxes	10,808.00
Copa12-PG	12 - 187ml Pinot Grigio	342.00
EVK-203	14 ft. bow flag (pole, stake, bag)	28.00
FinishedCup WMC White	Printed Copa Feel Glass - WMC White Blend	11,873.00
ip-RI	In Process - Riesling	477.02

4

BAR-401	Deluxe Outdoor Bar	1.00
POP-108	EcoTrac 10/12 oz Gravity Glide Part Five Lanes	206.00
Moscato	Moscato Cardboard Box	5,377.00
Merlot	Merlot Cardboard Boxes	6,408.00
White Zinfandel	White Zinfandel Cardboard Boxes	6,178.00
Master 48 Pack	48 Pack Master Shipper	2,908.00
SWG-303	Pennant Flags (98in x 12in)	440.00
Riesling	Riesling Cardboard Boxes	5,755.00
EVK-201	Branded Copa Tent (10ft x 10ft) comes with carry bag and back panel.	3.00
SWG-307	48 Inch Inflatable Cup	46.00
Capsule	Capsule used for In house bottling	8,232.00
POP-112	8 Tier Wire Circular, packed with labels and a header	14.00
FinishedCupChard	Printed Drop 19 Glass - Chardonnay	6,092.00
FinishedCupCabernet	Printed Drop 19 Glass - Cabernet Sauvignon	6,029.00
Copa12-CH	12 - 187ml Chardonnay	164.00
Sugar	Sugar	2,755.50
Keg Tap	KeyKeg Starter Kit (Dispense head)	38.00
Pinot Noir	Pinot Noir Cardboard Boxes	3,794.00

Item	Item Description	On Hand
Keg	Empty KeyKeg Slimline	77.00
Copa12-WZ	12 - 187ml White Zinfandel	150.00
ip-PG	In Process - Pinot Grigio	194.02
POP-204	Copa 4 Pack Branded Carrier, 240/box	16.00
CopaKeg-PG	5.15 Gallon Copa Di Vino Pinot Grigio KeyKeg.	21.00
6Tier Circular Wire Rack	6 Tier Circular Wire Rack, packed with labels and header	10.00
FinishedCupWhiteZin	Printed Drop 19 Glass - White Zinfandel	3,739.00
FinishedCupMerlot	Printed Drop 19 Glass - Merlot	3,646.00
Cap	Plastic Cap	42,694.00
SWG-315	1 Inch Lanyard	1,000.00
POP-107	EcoTrac 10/12 oz Gravity Glide Part Three Lanes	94.00
RED WMC 187ml Case	Wine Makers Cut Red 187ml Cardboard Case	914.00
EVK-204	Branded Table Cloth	6.00
WHITE WMC 750ml Case	Wine Makers Cut White 750ml Cardboard Case	119.00
CIP-803	Paddles (Copa Di Vino)	5.00
POP-203	Mini Fridge	3.00

5

FinishedCupPinotGris	Printed Drop 19 Glass - Pinot Gris	1,987.00
SWG-302	Coasters (sleeves of 125ea)	38.00
SWG-308	6 Panel Patio Umbrella	9.00
CopaKeg-RI	5.15 Gallon Copa Di Vino Riesling KeyKeg.	9.00
R16-VVM-10C	10 Glass Vertical Suction Cup	4.00
FinishedCupMoscato	Printed Drop 19 Glass - Moscato	1,397.00
Copa12-MO	12 - 187ml Moscato	42.00
SWG-317	Sunglasses	150.00

Item	Item Description	On Hand
Copa12-PN	12 - 187ml Pinot Noir	19.00
APP-707 S	Men’s Dry Moisture Wicking Polo Small	16.00
FinishedCupRiesling	Printed Drop 19 Glass - Riesling	968.00
Copa12-RI	12 - 187ml Riesling	25.00
WHITE WMC 187ml Case	Wine Makers Cut White 187ml Cardboard Case	211.00
POP-106	EcoTrac 10/12 oz Gravity Glide Part One Single Lane	108.00
SWG-323	Acrylic Table Menu Holder	195.00
Keg Cap	Plastic Cap For KeyKeg	1,074.00
RED WMC 750ml Case	Wine Makers Cut Red 750ml Cardboard Case	38.00
SWG-320	Tattoos (bundle of 200)	14.00
POP-205	Small Glorifier	4.00
APP-702-XXL	Men’s Fitted T (size 2XL)	13.00
ip-SY	In Process - Syrah
CopaKeg-MO	5.15 Gallon Copa Di Vino Moscato KeyKeg.	1.00
SWG-306	21 Inch Inflatable Cup	1.00
Copa1-RI	01 - 187ml Copa - Riesling	15.00
Copa1-WZ	01 - 187ml Copa - White Zinfandel	7.00
Copa1-PN	01 - 187ml Copa - Pinot Noir	3.00
Copa1-CH	01 - 187ml Copa - Chardonnay	3.00
ip-CH	In Process - Chardonnay	0.12
Printing Chardonnay	Printing Chardonnay Logo onto Blank Drop 19	-
Printing Pinot Gris	Printing Pinot Gris Logo onto Blank Drop 19	-
Printing White Zinfandel	Printing White Zin Logo onto Blank Drop 19	-
Printing Moscato	Printing Moscato Logo onto Blank Drop 19	-

Item	Item Description	On Hand
Printing Cabernet	Printing Cabernet Logo onto Blank Drop 19	-

6

Copa12-Variety	12 Individual Copa - Mixed Variety Pack Two cups of: WZ, ME, CA, CH, RI, PG	(20.00)
POP-111	7 Tier Small Square Wooden Rack, packed with labels and header in a shipper box.	(2.00)
CopaKeg-ME	5.15 Gallon Copa Di Vino Merlot KeyKeg.	(7.00)
CopaKeg-CH	5.15 Gallon Copa Di Vino Chardonnay KeyKeg.	(18.00)

Exhibit 1.01(e) List of Tangible Property Being Sold and Transferred

In Service	Description
11/14/2011	Sunshine Mill Bldg Improv
8/1/2012	Bottling Lines #2/#3
8/1/2012	Warehouse improvement
8/1/2012	Production room improvements
11/14/2011	U4 line
9/1/2012	Fire sprinkler system
1/1/2013	Warehouse Floor
2/1/2013	ChillerPlumb
10/1/2012	Production Room Electrical
6/1/2012	Warehouse insulation
10/1/2012	Concrete pad/retaining wall, MM tanks
7/1/2012	Office improvement
10/1/2012	Laboratory/bathroom/lunchroom improvement
7/10/2013	Chiller, G&D
8/1/2013	Tum-A-Lum office improvements
11/1/2012	Loading dock
10/1/2012	Production Room Floor
4/1/2012	Electrical improvements, warehouse
1/1/2013	Warehouse Electrical Improvement
11/1/2012	Production room HVAC
8/1/2012	Lenticular Filter
9/1/2012	Air Compressor, screw type
10/1/2013	Bugbuster GS24 Ozone Sanitation System
6/10/2013	Pump, Waukesha 60 positive displacement
12/1/2012	Concrete pad, HVAC/chiller equipment
6/4/2019	16 Cavity mold insert
7/20/2013	Glycol plumbing extension
3/22/2013	CLFence

In Service	Description
7/1/2013	Whse electrical upgrades
7/5/2013	Filters, (2) MIC Lenticular
3/1/2013	GlycHeat
2/2/2012	Security system
7/10/2013	Chiller electrical install
2/8/2019	Acer Aspire (x3)
1/24/2013	AlarmUpgrade

7

11/11/2009	Videojet 1210
5/1/2014	Tum-A-Lum storage improvement
11/14/2011	Electro Steam Generator
10/16/2019	LG Gram Laptop
8/1/2012	Hoses, miscellaneous wine
11/14/2011	Dual Membrane Sys on Stainless C
11/1/2012	Sterile Filters (3)
3/25/2013	Pumps, Yamada (2)
11/14/2011	Waukesha 60 Positive Displacement Pump
3/1/2013	GlycHeat plumbing install
9/1/2013	Heat Exchanger, Statco Eng.
8/24/2016	Wine tanks
11/18/2009	U4 compressor
8/1/2013	Multi-gas detector confined space
5/1/2016	Walkie stacker- Purchased from Uline
10/20/2017	RS Tester
12/7/2012	(2) 3 IN INOXPA BALL VALVE
5/1/2016	Flowmeter
11/14/2011	Winery Equipment
5/1/2016	Shaving down carriers
9/2/2009	Hand pallet jack

Exhibit 1.01(f) List of Prepaids Not Being Sold or Transferred

None

Schedule 1.02

Assumed Liabilities

All of Seller’s trade accounts payable listed below plus any accounts payable arising in the ordinary course of business after November 30, 2020 through the Closing:

Vendor	TOTAL
1/4 Vin USD	20,000.00
1/4Vin EUR	6,094.81
Airgas-Nor Pac	5,144.04
Ajax Turner Beverages Billback	296.47
Alliance Bev. Distributing Billback	309.56
Allstate Beverage Co. Billback	394.05
Andersen Plastics	57,890.91
Andrew Peace Wines	146.70
Arthur Gren Billback	9,542.61
Atlanta Beverage Billback	387.40
Bedford Industries	(29.73)

8

Bemiss Distributing Billback	95.20
Ben E. Keith Beverages Billback	333.90
Better Brands, Inc Billback	2,635.47
Bigfoot Beverages Billback	392.25
Blue Coast Beverages Billback	2.94
Bobby Fisher Billback	613.56
Brown Distributing FL Billback	1,376.21
Budweiser Distributing Co. Billback	109.20
Burkhardt Sales & Service Billback	174.90
C&L Distributing Billback	106.23
Capital Beverages Billback	15.00
Capital Group Retirement Plan Services	192.21
Capitol Beverage Sales Billback	44.55
Capitol-Husting Billback	208.00
Carey Distributing Billback	924.75
CCMR	3,304.00
Central Distributors Billback	299.60
City Beverages Billback	2,542.55
City of The Dalles	495.82
CNA Surety	100.00
College City Beverage Billback	700.00
Columbia Corrugated Box	11,236.18
Commute Options	10.00

Vendor	TOTAL
Conexis	680.00
Crown Aberdeen Billback	105.40
Dei Rossi Marketing	2,487.50
Del Papa Distributing Billback	3,950.45
Devco Mechanical, Inc.	402.50
Discover Development	15,000.00
Double Eagle FL Billback	78.40
Eagle Beverage-TN Billback	36.00
Eagle Brand Sales Billback	1,249.92
Ernie’s Locks & Keys	12.50
Faire	3.28
Falls Distributing Company Billback	1,151.80
Farrell Distributing Billback	408.30
Festivals Acadiens et Creoles	500.00
Flint Hills Beverage	10.00
Fourway Warehouse & Distribution, Inc	477.50
FreeBridge Brewing	(5.00)
Gamer	82,277.06
Girardi Distributors Billback	25.50

9

Gold Coast Eagle Billback	1,216.90
Gorge Networks Inc	168.41
Gray Billback	45.60
Great Plains Distributors, LP Billback	123.50
Gulf Coast Wine & Spirits Billback	1,338.28
H Boyd Nelson Billback	1,129.20
Hand Family Wine & Spirits Billback	663.68
Harrison Beverage Billback	1,187.81
Heimark Billback	95.00
High Peaks Distributing LLC billback	45.00
Hire Electric	20.89

Vendor	TOTAL
Indian River Transport Co.	1,560.00
Jack Hilliard Distributing Co. Billback	162.50
Kansas Office of the Secretary of State	55.00
Kelly Distributors billback	896.00
Kelly Wheat	9.00
Kentucky Eagle Billback	76.00
L&H Distributing Billback	60.40
L&L Distributing Billback	67.50
Lake Beverage Corporation Billback	1,735.53
Lakeshore Beverage Billback	248.00
LaMonica Distributing Billback	144.08
Lawrence Dist Co Billback	18.97
Lawrence Public Relations	5,550.00
Lipman Brothers, LLC Billback	1,067.26
Louisiana Department of Revenue	76.91
LTI, Inc.	1,186.81
M. Price Distributing Co. Billback	429.00
Madison Bottling Company Billback	102.50
Manhattan Beer Distributors Billback	816.00
McCraith Beverages Billback	185.20
Meadow Outdoor Advertising	4,828.83
Mike Hopkins Billback	165.10
Moss Adams Vendor for Adjustments	10,102.22
Moss Adams Vendor for Adjustments EURO	(28,803.73)
Moss-Adams LLP	30,000.00
Mussetter Distributing Billback	7.00
New York Dept of Taxation and Finance	4,346.57
North Florida Sales Billback	108.00
Northeast Beverage Billback	107.10
Northern Wasco County PUD	3,565.98
NorthWest Payroll Solutions, Inc	35.75

10

NW Natural Gas	108.96
O&W Distributors Billback	68.12
Old Dominion Freight Line, Inc.	12,365.30

Vendor	TOTAL
O’Neill Vintners and Distillers	28,729.75
Optimist Printers	498.10
Oregon Dept of Revenue	388.00
Oregon Secretary of State	100.00
PA Short Billback	358.80
Pacific Beverage Billback	75.90
Pacific Machine and Development Inc.	440.00
Peace River Distributors Billback	245.80
Pepin Dist Billback	18.00
Pine State Beverage Co. Billback	55.12
Principal Financial Group	1,150.52
Quality Beverage Billback	27.00
Quill Corporation	1,172.15
Rage Graphix & Design	448.00
Red’s Trading Post	239.60
Rehrig Pacific Company	1,525.00
SAIF Corporation	333.83
Saratoga Eagle Billback	731.25
Savannah Distributing Billback	570.00
Sawyer’s True Value	963.93
Saxco International	1,640.49
Schneider Enterprises LLC	3,649.00
Solutions IT	422.50
Southern Arizona Distributing Billback	12.25
Southern Eagle Florida Billback	236.90
Southern Eagle Sales & Service Billback	1,185.06
Staples Promotional Products	588.00
State - NYS Dept. of Taxation & Finance	152.07
Stoel Rives LLP	14,643.89
Straub Distributing Billback	129.30
Suncoast Beverage Sales Billback	108.10
Sunshine Mountain Vineyards, LLC	29,274.52
Superior Beverages LLC Billback	258.70
The Dalles Disposal	1,893.74

Vendor	TOTAL
Tri-S	19,439.41
TryIt Distributing Billback	1,583.10
United Parcel Service	682.67

11

United-Johnson Brothers Billback	12.80
UPS Freight	9,401.35
Valencia Lawn Care, LLC	947.50
Verizon Wireless	259.12
Vermont Information Processing, Inc	1,373.72
Vigilant	300.00
Vigilant Services, Inc.	11,662.92
Vinobrokerage	18,272.45
Wahluke Wine Company	31,115.60
Wantz Distributors Inc. Billback	959.04
Wayne Densch Inc. Billback	243.00
WCP Solution	(43.16)
Wismer Distributing Billback	167.08
WSH&B	241.96
Young’s Market Company Billback	14.35
Zion Packaging / Organic Deco	32,455.73

Schedule 1.03

Wire Transfer Instructions

12

Schedule 2.02

Retained Employees

Upon closing of the transaction contemplated in the Agreement, Buyer shall retain the services of each individuals listed below and the Buyer Parties jointly and severally agree to pay and perform the obligations owed to each Retained Employee pursuant to the Employee’s respective Employee Retention Agreement. The following individuals are the Retained Employees:

1.	James Martin
2.	Natasha Skov

13

3.	Anthony La Bond
4.	Angela Krause
5.	Adrian Avilez
6.	Scott Byrd
7.	Rob Watkins
8.	Joyce Shore
9.	Bill Eggleston

Schedule 3.02

Additional Consents, Approvals, Waivers or Authorizations

Written consents of Seller’s board of directors and Seller’s majority shareholder approving the Transaction.

Schedule 3.05(a)

Material Contracts

Need to list below all contracts that are described in 3.05(a)(i)-(vi) of the APA. For each such contract we need to list the name of the contract, the parties, and the date of the contract.

Schedule 3.06

Assigned Contracts

Jason Zwibel Promissory Note - 08.31.2016

Columbia Bank Guarantee Signed - 12.26.2019

Oneill wine contract between Oneill and Copa Di Vino – 12.07.2017

Wahluke wine contract between Wahluke and Copa Di Vino

Vino Brokerage/Ancient Lakes Wine Contract between Vino

Brokerage and Copa Di Vino Quart Vin License Agreements (3) – 02.16.2018

Pupoloco Distribution Agreement - 07.16.2018

Supplier Agreement - Organic Deco and Copa Di Vino – 11.15.2020

Supplier Agreement – Gamer Packaging and Copa Di Vino – 11.13.2015

Supplier Agreement – Andersen Plastics and Copa Di Vino – 1.17.2012

14

Schedule 3.09

Inventory That is Not Salable in the Ordinary Course of Business

Need to list any inventory that is not of a quality or quantity that is usable and salable in the ordinary course of business.

Item	On Hand
1.BoxVariety9pack	4,200.00
4pk Crisp White	4,782.00
4pk Soft Rose	4,300.00
4pk Tray ROSE	1,900.00
4pk Tray WHITE	1,769.00
RED WMC 187ml Case	914.00
RED WMC 750ml Case	38.00
WHITE WMC 187ml Case	211.00
WHITE WMC 750ml Case	119.00

Schedule 3.10(b)

Intellectual Property

Patents and Patent Applications: None

Trademarks (United States): None

Copyrights: None

Domain Names:

15

COPADIVINO.COM

COPADIVINO.NET

COPADIVINO.US

COPALIGHTWINE.COM

COPALITEWINE.COM

COPASEAL.COM

COPAWINES.COM

COPAWINES.INFO

COPAWINES.NET

COPAWINES.ORG

JUSTADDCOPA.COM

pulpolocosangria.com

SINGLESERVEWINE.COM

WINEBYTHEGLASS.BIZ

WINEBYTHEGLASS.COM

WINEBYTHEGLASS.INFO

WINEBYTHEGLASS.ME

Trade Secrets and Know-How: None

Schedule 3.11 Governmental Permits

Need to list all of Copa’s permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities. This would include all business licenses, liquor licenses, winery licenses, winery permits, etc.

Copa Di Vino License List

STATE	Type of License	License #
ALABAMA	Out of State 210-Importers	11216599
ALASKA	None required	N/A
ARIZONA	Out of State Producer	0+C8:C352OR3163
ARKANSAS	Supplier’s Permit-Vinous Liquor	06208

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CALIFORNIA	Direct Shipper’s Permit	82-525081
COLORADO	Wine Delivery Permit	4702493
DELAWARE	Unlimited Out of State Supplier- Beer/Wine/Spirits	91757
DISTRICT OF COLUMBIA	not required	not required
FLORIDA	Brand Registrant	803210
GEORGIA	Foreign Importer (Shipper)	56855
IDAHO	Not required	N/A
ILLINOIS	NonResident Dealer, Wine Shipper not to Exceed 250,000	Non Resident Dealer: 12-3I- 0096549, Wine Shipper: 3U-1137188
INDIANA	Primary Source	PS-OR-08242
IOWA	Vintner’s Certificate of Compliance (CV)	CV0001770
IOWA	Brewer’s Certificate of Compliance (CB)	CB0001396
KANSAS	Supplier Permit	19001201222
KENTUCKY	Out of State Suppliers License	999-LOSDWS-1152
LOUISIANA	Out of State Manu/Supplier Permit	OS.68.0000000371-H
MARYLAND	Non Resident Dealer	ND-56910
MASSACHUSETTS	Winery Shipment License	C24837
MICHIGAN	OutState Seller of Wine	191997-2013
MINNESOTA	Wine Importer’s License	33507
MISSOURI	Out of State License	201550
MONTANA	Foreign Winery Import License	97-999-w909-250
NEVADA	Certificate of Compliance	Taxpayer ID: 1009257811-002
NEW JERSEY	Brand Registration only	N/A
NEW MEXICO	Nonresident Liquor License	15917
NEW YORK	Broker Appointment	N/A

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NORTH CAROLINA	Authorization of nonresident wine vendor permit	Permit#: 00179490WV File#: 00179490CM - 999
NORTH DAKOTA	Supplier License, Direct Shipping Permit	1678 (Listed for Capa Di Vino) Direct Shipping Permit Number: 91053
OHIO	Out-of-State Supplier of Wine	S5029890
OREGON	Winery-TGE, LLC, Trade Name, James Martin Family Estates/Copa Di Vino	901 E 2nd ST: 260329, 4010 Emerson LP: 260328
PENNSYLVANIA	Vendor’s Permit	VP37925
SOUTH CAROLINA	Beer/Wine Producer/Importer	320564821
SOUTH DAKOTA	Brand Registration	Brand Registration#: BR-2375
TENNESSEE	Non-Resident Liquor Seller’s Permit	N-2057
TEXAS	Nonresident Seller’s Permit	S793438
VIRGINIA	Importer Designation for Wholesalers & Territory only	N/A
WASHINGTON	Ship to Retailers; Tax Registration: Out of State Cert of Approval	403075
WEST VIRGINIA	Non-Resident Wine Supplier	00-W-010-000385
WISCONSIN	Tax Registration: OS Shipper of Liquor	305-1027449752-02
WYOMING	Ship to Wyoming Liquor Division for special orders only	N/A

Distributor contracts list:

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Schedule 3.13

Legal Proceedings

Need to list any claim, action, lawsuit, proceeding or governmental investigation that is pending or threatened against Copa.

9/10/2020 -Demand for Payment old accounts payable wine $108,792 Coventry Vail Winery

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